UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2016, Tesoro Corporation (“Tesoro”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro Logistics LP (the “Partnership”), Tesoro Logistics GP, LLC (the “General Partner”), Tesoro Logistics Operations LLC (the “Operating Company”) and Tesoro Alaska Company LLC (“TAC”). Pursuant to the Contribution Agreement, TAC has agreed to contribute, through the General Partner and the Partnership, to the Operating Company the assets described below (the “Assets”):

•	Tankage with a shell capacity of approximately 3,500,000 barrels located at TAC’s refinery in Kenai, Alaska, related equipment and ancillary facilities used for the operation thereof (collectively, the “Kenai Tankage”);

•	all of TAC’s limited liability company interests (the “TAT Units”) in Tesoro Alaska Terminals LLC, a wholly-owned subsidiary of TAC, which owns (a) a bulk tank farm and terminal facility located at the Port of Anchorage in Anchorage, Alaska with 580,000 barrels of in-service storage capacity for refined products and which facility includes a truck rack and a rail-loading facility, and (b) a terminal facility located at the Fairbanks International Airport in Fairbanks, Alaska, with 22,500 barrels of in-service capacity for refined products and which facility includes a truck rack; and

•	certain related assets used in connection with the foregoing assets.

The consideration for the Assets will total approximately $444 million. The contribution pursuant to the Contribution Agreement will be made in two stages.

In the first stage, which closed on July 1, 2016, TAC contributed the Kenai Tankage to the General Partner in exchange for additional membership interests in the General Partner. The General Partner contributed such assets to the Partnership in consideration of the receipt by the General Partner of approximately $239 million from the Partnership in cash, financed with borrowings under the Partnership’s drop-down credit agreement, and the issuance of equity securities of the Partnership with a combined fair value of approximately $27 million. The equity was comprised of 162,375 general partner units sufficient to restore and maintain the General Partner’s 2% general partner interest in the Partnership and 390,282 common units. The Partnership then contributed such assets to the Operating Company.

In the second stage, upon the satisfaction of certain conditions precedent, TAC will contribute the TAT Units to the General Partner in exchange for additional membership interests in the General Partner. The General Partner will contribute such assets to the Partnership in consideration of approximately $160 million from the Partnership in cash, expected to be financed with borrowings under the Partnership’s drop-down credit agreement, and the issuance of equity securities of the Partnership with a combined fair value of approximately $18 million. The equity will be comprised of a sufficient number of general partner units to restore and maintain the General Partner’s 2% general partner interest in the Partnership and the remainder in common equity. The Partnership will then contribute the TAT Units to the Operating Company.

In connection with the Contribution Agreement, Tesoro, TAC, Tesoro Refining and Marketing Company LLC (“TRMC”), the General Partner, the Partnership and the Operating Company, as applicable, entered into the commercial agreements described below and agreed to enter into various additional commercial agreements on the closing date of the second stage of the contribution.

The foregoing description is not complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ground Lease

Effective on the first closing date, July 1, 2016, the Operating Company entered into a ground lease with TAC (the “Ground Lease”) under which TAC leases to the Operating Company the portion of TAC’s petrochemical refinery located at Kenai, Alaska on which the Kenai Tankage is located. The term of the Ground Lease is 99 years, ending on June 30, 2115, and the rent for the entire term was paid in full in advance by the Operating Company under the terms of the Contribution Agreement. The Operating Company is responsible for (i) the payment of real property taxes with respect to the portion of the premises on which the Kenai Tankage is located, (ii) the payment of all utility costs with respect such premises, (iii) maintaining the buildings and improvements located on such premises and (iv) keeping all buildings and improvements on such premises insured against loss or damage by fire. The Ground Lease is terminable upon condemnation or by TAC upon default by the Operating Company.

The foregoing description is not complete and is qualified in its entirety by reference to the Ground Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Storage Services Agreement

Effective on the first closing date, July 1, 2016, the Operating Company entered into the Kenai Storage Services Agreement with TAC, the General Partner and the Partnership (the “Storage Services Agreement”) to govern the provision of storage services by the Operating Company to TAC with respect to the Kenai Tankage. The initial term of the Storage Services Agreement will be for ten years. TAC will have the option to extend the term for up to two renewal terms of five years each. Under the Storage Services Agreement, the Operating Company will provide storage and handling services for crude oil, refinery feedstocks, refined product and other materials owned by TAC and stored in one or more of the Operating Company’s tanks. TAC shall pay the fees specified in an applicable terminal service order to be executed by the Operating Company and TAC related to the dedication of such tanks and any ancillary services. All fees under the Storage Services that are to be set forth on terminal service orders will be indexed for inflation. For up to two years after the termination of the Storage Services Agreement, and provided the termination was not due to TAC’s default, TAC may exercise a right of first refusal on any new storage agreement the Operating Company offers to a third party.

The foregoing description is not complete and is qualified in its entirety by reference to the Storage Services Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement

Tesoro entered into the Second Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement (“Amended Omnibus Schedules”) with the General Partner, the Partnership, TRMC, TAC and Tesoro Companies, Inc., which amend and restate the schedules to the third amended and restated omnibus agreement to include the Kenai Tankage subject to the Contribution Agreement. The Partnership expects to further amend and restate the Amended Omnibus Schedules in connection with the closing of the second stage of the contribution to include the assets owned by TAT subject to the Contribution Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended Omnibus Schedules, which are filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, TRMC, TAC and the Operating Company is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. After the first closing date, the General Partner, as the general partner of the Partnership, holds 2,062,890 general partner units of the Partnership, which represents a 2% general partner interest, and 8,424,405 common units of the Partnership, which represents an 8.17% limited partner interest in the Partnership. Tesoro, together with TRMC, TAC and the General Partner, holds 32,835,397 common units of the Partnership, which represent an approximate 31.8% limited partner interest, in addition to the 2% general partner interest in the Partnership discussed above.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description in Item 1.01 above of the closing of the contribution of the Assets by TAC, through the General Partner and the Partnership, to the Operating Company is incorporated into this Item 2.01 by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2016, Tesoro issued a press release announcing the execution of the Contribution Agreement (the “Press Release”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Contribution, Conveyance and Assumption Agreement, dated as of July 1, 2016, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Alaska Company LLC and Tesoro Corporation

10.1	Ground Lease, dated as of July 1, 2016, between Tesoro Alaska Company LLC and Tesoro Logistics Operations LLC

10.2	Second Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement, dated as of July 1, 2016, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC and Tesoro Companies, Inc.

10.3	Kenai Storage Services Agreement, dated as of July 1, 2016, among Tesoro Alaska Company LLC, Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC and Tesoro Logistics LP

99.1	Press Release of Tesoro issued on July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 7, 2016

TESORO CORPORATION

By:	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of Exhibit

2.1	Contribution, Conveyance and Assumption Agreement, dated as of July 1, 2016, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Alaska Company LLC and Tesoro Corporation

10.1	Ground Lease, dated as of July 1, 2016, between Tesoro Alaska Company LLC and Tesoro Logistics Operations LLC

10.2	Second Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement, dated as of July 1, 2016, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC and Tesoro Companies, Inc.

10.3	Kenai Storage Services Agreement, dated as of July 1, 2016, among Tesoro Alaska Company LLC, Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC and Tesoro Logistics LP

99.1	Press Release of Tesoro issued on July 1, 2016